EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form N-2 of Horizon Technology Finance Corporation and its subsidiaries (the Company) of our report dated March 1, 2022, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021.

We also consent to the reference to our firm under the headings “Senior Securities” and “Independent Registered Public Accounting Firm” in such Registration Statement on Form N-2.

/s/ RSM US LLP

Hartford, Connecticut

March 1, 2022